UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 8, 2026, Clearway Energy Operating LLC (“Clearway Operating LLC”), a subsidiary of Clearway Energy LLC, issued a press release announcing its proposed offering (the “Offering”) of $500 million in aggregate principal amount of senior notes due 2034 (the “Notes”). A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on January 8, 2026, Clearway Operating LLC issued a press release announcing the pricing of the Offering and an increase in the size of the Offering to $600 million from the previously announced $500 million. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release, dated January 8, 2026, announcing the Offering.

99.2	Press Release, dated January 8, 2026, announcing the pricing of the Offering.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: January 8, 2026